Exhibit 99.1

NEWS
ANADARKO ANNOUNCES 2018 CAPITAL PROGRAM
AND SALES-VOLUME GUIDANCE

HOUSTON, Nov. 16, 2017 - Anadarko Petroleum Corporation (NYSE: APC) today announced its 2018 capital expectations and guidance. In 2018, the company expects to make capital investments in the range of $4.2 to $4.6 billion.(1) The capital program is designed to enhance shareholder value by delivering attractive margins and returns, while advancing the development of the company’s core assets within discretionary cash flow.

2018 ANADARKO CAPITAL PROGRAM HIGHLIGHTS

•	Allocates approximately 80 percent of capital toward the Delaware and DJ basins, including Anadarko midstream, and the deepwater Gulf of Mexico

•	Generates material free cash flow at current strip prices and breaks even in a $50 oil and $3 natural gas commodity-price environment(2)

•	Delivers a cash return on invested capital of 20 percent(3)

•	Results in approximately 14-percent oil growth year-over-year, which is 19-percent oil growth per debt-adjusted-share(4) (5)

“Our 2018 investment plan will again be driven by capital efficiency and financial discipline,” said Anadarko Chairman, President and CEO Al Walker. “These key tenets have served us well for the last decade, as growth within cash flow is fundamental to delivering capital-efficient returns. Our repositioned asset footprint is built to succeed in a market where oil prices exhibit volatility in a $45-$60 environment, with gas averaging $3 per Mcf (thousand cubic feet). We expect next year’s capital expenditures to be inside of discretionary cash flow at $50 and $3, while generating free cash flow of more than $700 million at the current strip.(2) Further, we plan to return substantial cash to shareholders by executing the remaining $1.5 billion of our $2.5 billion share-repurchase program during the coming year.
“We are also modifying the metrics in our 2018 compensation program to increase the profile for the role of capital efficiency and financial discipline and refine the focus on our safety performance,” added Walker. “Performance objectives will now include cash return on invested capital,(3) volume growth per debt-adjusted share, and reserve additions per debt-adjusted share.(5) As I have highlighted recently, moving to debt-adjusted performance metrics in particular will align our compensation programs to the capital-allocation philosophy we have employed over the last ten years.”

2018 Capital Expectations ($4.2 - $4.6 Billion)(1)

By Area	Billions	By Type

U.S. Onshore Upstream	$2.10	U.S.*	85%
Deepwater Gulf of Mexico	1.10	International Cash Generation**	3%
International Operations	0.15	Future Upside (Exploration and LNG)	9%
Exploration and LNG	0.35	Corporate	3%
Midstream	0.55

Note: All amounts are approximates.
* All Anadarko U.S. onshore upstream and midstream, and deepwater Gulf of Mexico
** Algeria and Ghana operations

Sales-Volume Expectations(4)

	2017 Outlook	2018 Expectations

Total (MMBOE)	224 - 228	245 - 255

Oil (MBOPD)	343 - 348	385 - 405

U.S. FOCUS AREAS
In 2018, Anadarko plans to allocate approximately $900 million toward upstream activities in the Delaware Basin of West Texas, with an additional $500 million directed toward Anadarko midstream investments.(1) This program supports the continuation of the company’s efforts to build out one of the most expansive and integrated infrastructure positions in the region. Anadarko has successfully delineated the majority of its Wolfcamp-A oil-weighted opportunity, which the company estimates to hold more than 3 billion barrels of oil equivalent (BOE) of net resources. The company also advanced its efforts to capture operatorship on 70 percent of its acreage position primarily in Reeves and Loving counties. Additionally, Anadarko continues to progress the construction of three Regional Oil Treating Facilities to support its more cost-effective and environmentally beneficial tankless battery design field-wide, while also securing necessary gathering, processing, and takeaway capacity. This comprehensive buildout plan and phased development approach in the basin is expected to deliver incremental oil sales volume during the second half of 2018, with total oil sales volume expected to increase more than 50 percent relative to 2017. During 2018, the company plans to average seven operated rigs and six completion crews.

In the DJ Basin of northeast Colorado, where the company has more than 2 billion BOE of net resources within its development area, Anadarko expects to invest approximately $950 million on upstream activities in 2018. It plans to average five operated rigs and three completions crews in the basin. The company expects to increase year-over-year oil sales volume from the DJ Basin by about 30 percent.
In 2018, Anadarko expects to allocate approximately $1.1 billion toward its deepwater Gulf of Mexico operations. The majority of these investments are expected to be directed toward high-return oil development opportunities near operated infrastructure at Lucius, Horn Mountain, Marlin, Holstein and Marco Polo. The company plans to operate two floating drillships and spud approximately five development wells in the Gulf during the year.

INTERNATIONAL OPERATIONS
Anadarko plans to allocate more than $150 million toward its international cash-generating operations in Algeria and Ghana in 2018. These investments will support further drilling in the TEN development area, which is expected to commence in early 2018, as well as additional drilling operations in the Jubilee field following the Ghanaian Government’s recent approval of the full-field plan of development.

EXPLORATION AND LNG
The company’s exploration investments in 2018 are expected to total about $200 million. Exploration spending will primarily be focused on the Gulf of Mexico, where the company plans to drill identified prospects near existing operated infrastructure. Additional exploration investment will be allocated to the U.S. onshore, as the company continues to identify future areas that can make a material and scalable addition to its portfolio.
Approximately $150 million is expected to be invested during 2018 as the company advances the Mozambique LNG project. This investment will primarily be used to fund Anadarko’s portion of the costs associated with preparing the site of the future LNG park.

PRESENTATION AND WEBCAST
Anadarko’s Executive Vice President, Finance and Chief Financial Officer, Bob Gwin, will provide additional details and information regarding the 2018 capital program during his presentation at the Bank of America Merrill Lynch 2017 Global Energy Conference today at 10:30 a.m. EST. The link to the audio webcast presentation will be available in the Investor section at www.anadarko.com. The replay and slide presentation also will be available on the company’s website for approximately 30 days following the event.

(1) Does not include capital investments made by Western Gas Partners, LP (NYSE: WES).
(2) See the accompanying Adjusted Free Cash Flow table for a reconciliation of the GAAP to the non-GAAP financial measure and a statement indicating why management believes the non-GAAP financial measure provides useful information for investors.
(3) Cash Return on Invested Capital (CROIC) is computed as follows:

(APC Consolidated Cash Flows from Operations (CFFO) - WGP CFFO + WGP distributions to APC)
(Stockholders’ Equity + Anadarko Debt)
(4) Amounts are divestiture adjusted.
(5) Debt-Adjusted Share(s) is computed as follows:

Anadarko Debt	+ Shares Outstanding
Share Price

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2016, the company had approximately 1.72 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko and APC Flash Feed updates, please visit www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to realize its expectations regarding performance; to successfully execute upon its capital program; to efficiently identify and deploy capital resources; to meet financial and operating guidance and achieve the production levels identified in this news release; to meet the long-term goals identified in this news release; to successfully complete the share-repurchase program; to finalize the necessary steps to ensure operatorship; to successfully drill, complete, test and produce the wells identified in this news release; to timely complete and commercially operate the projects, infrastructure, and drilling prospects identified in this news release; and to successfully plan, secure additional government approvals, enter into long-term sales contracts, finance, build, and operate the necessary infrastructure and LNG park in Mozambique. See “Risk Factors” in the company’s 2016 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

Cautionary Note to Investors: The United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms. Anadarko uses certain terms in this news release, such as “net resources” and similar terms that the SEC’s guidelines strictly prohibit Anadarko from including in filings with the SEC. U.S. investors are urged to consider closely the disclosure in Anadarko’s Form 10-K for the year ended Dec. 31, 2016, File No. 001-08968, available from Anadarko at www.anadarko.com or by writing Anadarko at: Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380, Attn: Investor Relations. This form may also be obtained by contacting the SEC at 1-800-SEC-0330.

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Anadarko Contacts

INVESTORS:
Robin Fielder, robin.fielder@anadarko.com, 832.636.1462
Andy Taylor, andy.taylor@anadarko.com, 832.636.3089
Pete Zagrzecki, pete.zagrzecki@anadarko.com, 832.636.7727

MEDIA:
John Christiansen, john.christiansen@anadarko.com, 832.636.8736
Stephanie Moreland, stephanie.moreland@anadarko.com, 832.636.2912

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

Below are reconciliations of certain GAAP to non-GAAP financial measures, each as required under Regulation G of the Securities Exchange Act of 1934. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. The non-GAAP financial information presented may be determined or calculated differently by other companies and may not be comparable to similarly titled measures.

Adjusted Discretionary Cash Flow from Operations (Adjusted DCF) and Adjusted Free Cash Flow (Adjusted FCF)

The Company defines Adjusted DCF as net cash provided by (used in) operating activities before changes in accounts receivable; changes in accounts payable and other current liabilities; other items, net; certain nonoperating and other excluded items; and Western Gas Partners, LP (WES)/Western Gas Equity Partners, LP (WGP) distributions to third parties.

The Company defines Adjusted FCF as Adjusted DCF adjusted by capital expenditures excluding WES and cash received from monetizations.

Management believes that these measures are useful to management and investors as a measure of a company’s ability to internally fund its capital expenditures and to service or incur additional debt. These measures eliminate the impact of certain items that management does not consider to be indicative of the Company’s performance from period to period. To assist in measuring the Company’s performance, management will also evaluate Anadarko on a deconsolidated basis, which excludes WES.

The Company’s press release includes a forward-looking Adjusted FCF estimate; however, the Company is unable to provide a quantitative reconciliation of the forward-looking non-GAAP measure to its most directly comparable forward-looking GAAP measure because management cannot reliably predict certain of the necessary components of such forward-looking GAAP measure. The reconciling items in future periods could be significant. Below is a reconciliation of Net cash provided by (used in) operating activities (GAAP) to Adjusted free cash flow (Non-GAAP) for the most recently reported annual period.

millions	Year Ended December, 31 2016
Net cash provided by (used in) operating activities (GAAP)	$3,000
Adjusted by:
Increase (decrease) in accounts receivable	(677)
(Increase) decrease in accounts payable and other current liabilities	443
Other items, net	142
Certain nonoperating and other excluded items	299
WES/WGP distributions to third parties	(362)
Adjusted discretionary cash flow from operations (Non-GAAP) *	$2,845
Adjusted by:
Capital expenditures excluding WES*	(2,823)
Monetizations excluding WES	3,537
Adjusted free cash flow (Non-GAAP)	$3,559
*WES capital expenditures	491